Exhibit 10.2

REPUBLIC BANK & TRUST COMPANY
NON-EMPLOYEE DIRECTOR AND KEY EMPLOYEE
DEFERRED COMPENSATION PLAN

23.           General.  This Republic Bank & Trust Company Non-Employee Director and Key Employee Deferred Compensation Plan (the “Plan”) is intended to more closely align board and executive compensation with the interests of Republic Bank & Trust Company (the “Bank”), its parent, Republic Bancorp, Inc. (the “Company”), and the Company’s shareholders, by making available to eligible participants tax-deferred investments in Company stock.  It is intended that the Plan be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”).  It is also intended that the Plan be an unfunded arrangement maintained for non-employee directors and for a select group of management or highly compensated employees.  Effective upon the time that a Key Employee Participant (as defined below) is first named on Exhibit A attached hereto, the Plan shall be considered a  “top hat plan” for purposes of the Employee Retirement Income Security Act of 1974, as amended.

24.           Eligibility.  Eligibility in the Plan shall be granted to the members of the Board of Directors of the Bank who are not also employees of the Bank (the “Director Participants”).  In addition, eligibility in the Plan shall be granted to the employees of the Bank who have been designated by the Compensation Committee of the Board of Directors of the Bank (the “Committee”) as being eligible for the Plan (the “Key Employee Participants” and, together with Director Participants, the “Participants”).  The initial Key Employee Participants (if any) are listed in Exhibit A attached hereto.  The Committee shall have full power and discretion to name additional employees of the Bank as Key Employee Participants and to remove such employees as Key Employee Participants at such times as it shall decide in its sole discretion.

25.           Election.

(a)           Director Participant Elections.  Each Director Participant may elect to defer under the Plan up to 100% of his annual board and committee meeting fees (collectively, “Bank Board Fees”).  A Director Participant’s election to defer a portion of his Bank Board Fees shall be made in writing and shall be effective upon receipt and acceptance by the Bank.  A new written election must be submitted to the Bank each year.  Except in the case of a newly eligible Director Participant who may file an election to defer within 30 days of his being eligible to participate in the Plan, an election to defer shall be made no later than 10 days preceding commencement of a calendar year with respect to any deferral of Bank Board Fees to be earned in such year, provided, however, that such elections shall be made at an earlier time if required under Section 409A.  Any election may be changed in writing and shall be effective upon receipt by the Bank, but only as to fees to be earned at and after commencement of the next succeeding calendar year.

(b)           Key Employee Participant Elections.  Each Key Employee Participant may elect to defer under the Plan up to 50% of his base salary and up to 100% of his annual incentive compensation (collectively, “Bank Compensation”).  A Key Employee Participant’s election to defer a portion of his Bank Compensation shall be made in writing and shall be effective upon receipt and acceptance by the Bank.  A new written election must be submitted to the Bank each year.  Except in the case of a newly eligible Key Employee Participant who may file an election to defer within 30 days of his designation by the Committee as being eligible to participate in the Plan, an election to defer shall be made no later than 10 days preceding commencement of a calendar year with respect to any deferral of compensation to be earned in such year, provided, however, that such elections shall be made at an earlier time if required under Section 409A.  Any election may be changed in writing and shall be effective upon receipt by the Bank, but only as to compensation to be earned or granted at and after commencement of the next succeeding calendar year.

26.           Duration of Deferral.  Each Participant’s election shall specify the period of the deferral, which shall be a specified period of years ranging from two to five years.  Each Participant will be permitted to request one change in the period of a deferral, provided, however, that the request shall not take effect for 12 months following the requested change and the request must be made at least 12 months before the scheduled distribution with respect to the deferral, and, provided further, that the change must provide for an additional deferral of five years from the original payment date.

27.           Deferred Compensation Account.  The Bank shall maintain a bookkeeping account to which deferred compensation of each Participant shall be credited at the end of each calendar month after such compensation is earned (each a “Deferred Compensation Account”).  At the end of each fiscal quarter, the amounts credited to each Deferred Compensation Account shall be converted into stock units (“Stock Units”) equivalent in value to shares of Class A common stock of the Company (“Stock”).  The conversion of deferred compensation into Stock Units will be made on the basis of the fair market value of the Stock on the last business day of each fiscal quarter.  For purposes of the Plan, fair market value of the Stock on any given date shall mean the closing price of the Stock as reported on the NASDAQ National Market on such date or, if there is no closing price reported on such date, on the last date preceding such date for which a closing price was reported.

28.           Dividend Equivalent.  During the term of deferral, the Stock Units standing to the credit of each Participant’s Deferred Compensation Account shall be credited with an amount equal to the cash dividends that would have paid on the number of Stock Units in such Deferred Compensation Account if such Stock Units were deemed to be outstanding shares of Stock (“Dividend Equivalents”).  Dividend Equivalents credited to Stock Units shall be converted to additional Stock Units and credited to the Participant’s Deferred Compensation Account at the end of each fiscal quarter.  The conversion of Dividend Equivalents into Stock Units shall be made on the basis of the fair market value of the Stock on the last business day of each fiscal quarter.

29.           Changes in Stock.  In the event of a stock dividend, stock split, reverse stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in the number of Stock Units credited to each Participant’s Deferred Compensation Account.  The adjustment by the Committee shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

30.           Rights of Participants.  Participation in the Plan, and any actions taken pursuant to the Plan, shall not create or be deemed to create a trust or fiduciary relationship of any kind between the Company, the Bank and the Participant.  The Bank may, but shall have no obligation to, establish any separate fund, reserve, or escrow or to provide security with respect to any amounts deferred under the Plan.  Any assets of the Bank which are set aside in any separate fund, reserve or escrow shall continue for all purposes to be a part of the general assets of the Bank, with title to the beneficial ownership of any such assets remaining at all times in the Bank.  No Participant, nor his legal representatives, nor any of his beneficiaries shall have any right, other than the right of an unsecured general creditor of the Bank, in respect of the Deferred Compensation Account established hereunder, and such persons shall have no property interest whatsoever in any specific assets of the Bank or the Company.  A Participant shall have no rights as a stockholder, and shall not be entitled to vote, with respect to the Stock Units credited to his Deferred Compensation Account.

31.           Distributions.

(a)           Normal Distributions.

(i)            Director Participants.  Each Director Participant (or his beneficiary in the event of his death) shall be entitled to receive all Stock Units standing to the credit of his Deferred Compensation Account upon the earliest to occur of: (A) the end of the deferral period; and (B) the Director Participant’s death or total and permanent disability.  All distributions shall be paid in a single lump sum in Stock.

(ii)           Key Employee Participants.  Each Key Employee Participant (or his beneficiary in the event of his death) shall be entitled to receive all Stock Units standing to the credit of his Deferred Compensation Account upon the earliest to occur of: (A) the end of the deferral period; and (B) the Key Employee Participant’s death or total and permanent disability.  All distributions shall be paid in a single lump sum in Stock.

For purposes hereof, the term “disability” shall have the meaning given such term in Section 409A.

(b)           Early Distributions.  A Participant will only be permitted to receive a distribution of his Deferred Compensation Account prior to the times specified in Section 9(a) above in accordance with the applicable provisions of Section 409A.

(c)           Change in Control.  A Participant will be permitted to receive a distribution of his Deferred Compensation Account to the extent permitted under Section 409A upon a change of ownership or effective control of the Bank or in the ownership of a substantial portion of the assets of the Bank.

(d)           Fractional Shares.  In the Committee’s discretion, a cash payment (based on the fair market value of the Stock on the last business day prior to a distribution) shall be made in lieu of any fractional shares.

32.           Tax Withholding.

(a)           Payment by Participant.  Each Participant shall, no later than the date as of which his Stock Units or payments received thereunder first become includible in the gross income of the Participant for Federal income or employment tax purposes, pay to the Bank, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income.  The Bank shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  The Bank’s obligation to make any payments to any Participant is subject to and conditioned on tax obligations being satisfied by the Participant.  The Bank shall report amounts deferred hereunder to the Internal Revenue Service in accordance with the requirements of Section 409A.

(b)           Payment in Stock.  Subject to approval by the Committee, a Participant may elect to have the minimum required Federal, state, other income and employment tax statutory withholding obligation satisfied, in whole or in part, by (i) authorizing the Bank to withhold from shares of Stock to be issued pursuant to the Plan a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Bank shares of Stock owned by the Participant, and that have been held by the Participant for at least six months, with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due.

33.           Beneficiary.  If a Participant dies before he has received full payment of the amount credited to his Deferred Compensation Account, such unpaid portion shall be paid to the Participant’s primary or contingent beneficiary as designated by the Participant in writing.  If no beneficiary has been designated or if a designated beneficiary has predeceased the Participant, such unpaid portion shall be paid first to the Participant’s spouse, or, if there is no spouse, to the Participant’s children per stirpes, or, if there are no spouse or children, to the Participant’s estate.

34.           No Assignment.  The deferred compensation payable under this Plan shall not be subject to alienation, assignment, garnishment, execution, or levy of any kind, and any attempt to cause any compensation to be so subjected shall not be recognized.

35.           Expenses.  All expenses incurred, or taxes paid by the Bank, and attributable to a Participant’s Deferred Compensation Account shall be borne by the Bank and shall not reduce the amount credited to such Deferred Compensation Account.

36.           Amendment and Termination.  This Plan may be amended in any way or may be terminated, in whole or in part, at any time, and from time to time, by the Board of Directors of the Bank.  The foregoing provisions of this paragraph notwithstanding, no amendment or termination of the Plan shall adversely reduce the number of Stock Units credited to the Deferred Compensation Accounts prior to the effective date of such amendment or termination or, except to the extent permitted under Section 409A, accelerate the timing of payment from the Deferred Compensation Accounts.  Notwithstanding the foregoing, the Board of Directors specifically reserves the right to amend the Plan as necessary to comply with Section 409A.

37.           Plan Administration.  The Board of Directors of the Bank shall have the exclusive discretionary authority to determine the amounts of benefits under the Plan, make factual determinations, construe and interpret terms of the Plan, supply omissions and determine any questions which may arise in connection with its operation and administration.  Its decisions or actions in respect thereof, including any determination of any amount credited or charged to the Participants’ Deferred Compensation Accounts or the amount or recipient of any payment to be made therefrom, shall be conclusive and binding for all purposes upon the Bank and upon any and all Participants, their beneficiaries, and their respective heirs, distributees, executors, administrators and assignees.  In the case of the administration of the Plan with respect to Key Employee Participants only, the authority of the Board of Directors described herein may be exercised by the Committee.

38.           Binding Effect.  The terms of this Plan shall be binding upon and shall inure to the benefit of the Bank and its successors or assigns and each Participant and his Beneficiaries, heirs, executors, and administrators.

39.           Limitation of Liability.  Subject to its obligation to pay the amount credited to the Participant’s Deferred Compensation Account at the time distribution is called, neither the Company nor the Bank, any person acting on behalf of the Company or the Bank, the Board of Directors of the Company or the Bank, nor the Committee shall be liable for any act performed or the failure to perform any act with respect to the terms of the Plan, except in the event that there has been a judicial determination of willful misconduct on the part of the Bank, such person, the Board of Directors or the Committee.

40.           Governing Law.  This Plan, and all actions taken hereunder, shall be governed by and construed in accordance with the laws of the State of Kentucky, except as such laws may be superseded by any applicable Federal laws.

41.           Accounting.  The Bank shall provide statements to Participants showing the amounts standing to the credit of their Deferred Compensation Accounts no less frequently than once a year.

42.           Claims Procedure.

(a)           All claims for benefits under this Plan shall be filed in writing with the Board of Directors in accordance with such procedures as the Board shall reasonably establish.

(b)           The Board of Directors shall, within 90 days of submission of a claim, provide adequate notice in writing to any claimant whose claim for benefits under the Plan has been denied.  Such notice shall contain the specific reason or reasons for the denial and references to specific Plan provisions on which the denial is based.  The Board shall also provide the claimant with a description of any material or information which is necessary in order for the claimant to perfect his claim and an explanation of why such information is necessary.  If special circumstances require an extension of time for processing the claim, the Board shall furnish the claimant a written notice of such extension prior to the expiration of the 90-day period.  The extension notice shall indicate the reasons for the extension and the expected date for a final decision, which date shall not be more than 180 days from the initial claim.

(c)           The Board of Directors shall, upon written request by a claimant within 60 days of receipt of the notice that his claim has been denied, afford a reasonable opportunity to such claimant for a full and fair review by the Board of the decision denying the claim.  The

Board will afford the claimant an opportunity to review pertinent documents and submit issues and comments in writing.  The claimant shall have the right to be represented.

(d)           The Board of Directors shall, within 60 days of receipt of a request for a review, render a written decision on its review.  If special circumstances require extra time for the Board to review its decision, the Board will attempt to make its decision as soon as practicable, and in no event will the Board take more than 120 days to send the claimant a written notice of its decision.

43.           Source of Shares.  Shares of Stock reserved under the Company’s 1995 Stock Option Plan shall be used to satisfy any obligations to distribute Stock under this Plan; provided, however, that such Stock when issued shall not be governed by the restrictions on transfer provided in Section 9 of the 1995 Stock Option Plan.

44.           Effective Date.  This Plan shall be effective as of January 1, 2005.

IN WITNESS WHEREOF, this Plan has been signed and sealed for and on behalf of the Bank by its duly authorized officer this 18th day of November, 2004.

REPUBLIC BANK & TRUST COMPANY

By:	/s/ Kevin Sipes
Name: Kevin Sipes
Title: Executive Vice President & CFO

REPUBLIC BANK & TRUST COMPANY
NON-EMPLOYEE DIRECTOR AND KEY EMPLOYEE
DEFERRED COMPENSATION PLAN

Director Participant Election to Defer Compensation

A.            The undersigned Director Participant hereby elects, pursuant to Paragraph 3 of the Republic Bank & Trust Company Non-Employee Director and Key Employee Deferred Compensation Plan (the “Plan”), to defer payment of fees becoming payable by Republic Bank & Trust Company (the “Bank”) to the undersigned as follows:

The amount of 20           Board fees to be deferred is                 %.

The amount of 20           Committee fees to be deferred is                   %.

The above election shall take effect for the indicated calendar year upon receipt and acceptance of this election by the Bank, and it shall remain in effect during the indicated calendar year.  This deferral election is only valid for the indicated year above.  A new deferral election must be completed for each subsequent year.  Such election must be submitted to and accepted by the Bank prior to December             of the year prior to the year in which such deferral election relates.

B.            Pursuant to Paragraph 4 of the Plan, the undersigned hereby elects the following payment option:

              Single lump sum payment on January 31,             .  [Two to five years.]

C.            Pursuant to Paragraph 11 of the Plan, the undersigned hereby designates the following as his beneficiary or beneficiaries under the Plan:

Primary Beneficiary(ies)* Name and Address	Relationship	Share

*In community property states, need spouse’s consent to name an individual other than the spouse.

Contingent Beneficiary(ies) Name and Address	Relationship	Share

Executed this               day of                              , 2004.

Participant

Receipt of a copy of the foregoing election form is hereby acknowledged.

REPUBLIC BANK & TRUST COMPANY

By:
Title:
Date:

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REPUBLIC BANK & TRUST COMPANY
NON-EMPLOYEE DIRECTOR AND KEY EMPLOYEE
DEFERRED COMPENSATION PLAN

Key Employee Participant Election to Defer Compensation

A.            The undersigned Key Employee Participant hereby elects, pursuant to Paragraph 3 of the Republic Bank & Trust Company Non-Employee Director and Key Employee Deferred Compensation Plan (the “Plan”), to defer payment of compensation becoming payable by Republic Bank & Trust Company (the “Bank”) to the undersigned as follows:

The amount of 20            base salary to be deferred is                       % (not to exceed 50%).

The amount of 20            incentive compensation to be deferred is                    % (not to exceed 100%) but not more than $                        .

The above election shall take effect for the indicated calendar year upon receipt and acceptance of this election by the Bank, and it shall remain in effect during the indicated calendar year.  This deferral election is only valid for the indicated year above.  A new deferral election must be completed for each subsequent year.  Such election must be submitted to and accepted by the Bank prior to December                 of the year prior to the year in which such deferral election relates.

B.            Pursuant to Paragraph 4 of the Plan, the undersigned hereby elects the following payment option:

                Single lump sum payment on January 31,                    [Two to five years].

C.            Pursuant to Paragraph 11 of the Plan, the undersigned hereby designates the following as his beneficiary or beneficiaries under the Plan:

Primary Beneficiary(ies)* Name and Address	Relationship	Share

Contingent Beneficiary(ies) Name and Address	Relationship	Share

*In community property states, need spouse’s consent to name an individual other than the spouse.

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Executed this                 day of                                       , 2004.

Participant
Receipt of a copy of the foregoing election form is hereby acknowledged.

REPUBLIC BANK & TRUST COMPANY

By:
Title:
Date:

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REPUBLIC BANK & TRUST COMPANY
EMPLOYEE DIRECTOR AND KEY EMPLOYEE
DEFERRED COMPENSATION PLAN

EXHIBIT A

Key Employee Participants

None.

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